Exhibit 10.40

AMENDMENT NO. 1 dated as of May 14, 2003 (this “Amendment”), amending the CREDIT AGREEMENT dated as of June 6, 2002 (the “Credit Agreement”) among Host Marriott, L.P., a Delaware limited partnership (the “U.S. Borrower”), each Canadian Revolving Loan Borrower party thereto (together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have entered into the Credit Agreement;

WHEREAS, the U.S. Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Required Lenders and the Administrative Agent are willing, on the terms and subject to the conditions set forth below, to amend certain provisions of the Credit Agreement (the Credit Agreement, after giving effect to the amendments contained herein, being referred to as the “Amended Credit Agreement”);

NOW, THEREFORE, the undersigned agree as follows:

ARTICLE I.

AMENDMENTS TO CREDIT AGREEMENT

SECTION 1.1.  Effective on the Amendment No. 1 Effective Date (as such term is defined in Section 2.1), the Credit Agreement is hereby modified in accordance with this Article I.

SECTION 1.2.  The definition of “Applicable Commitment Commission Percentage” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the percentage “0.10%” in the proviso thereof and substituting in lieu thereof the percentage “0.20%”.

SECTION 1.3.  The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

““Applicable Margin” shall mean, with respect to any Revolving Loan, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Loan and opposite the respective Level (i.e., Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII, as the case may be) indicated to have been achieved on the Test Date immediately preceding such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 10.11(d) or the first proviso below):

	Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans
Level I	Less than 5:00:1.00	1.50%	2.50%

Level II	Greater than or equal to 5.00:1.00 but less than 5.50:1.00	1.75%	2.75%

Level III	Greater than or equal to 5.50:1.00 but less than 6.00:1.00	2.00%	3.00%

Level IV	greater than or equal to 6.00:1.00 but less than 6.50:1.00	2.25%	3.25%

Level V	greater than or equal to 6.50:1.00 but less than 7.00:1.00	2.50%	3.50%

Level VI	greater than or equal to 7.00:1.00 but less than 7.25:1.00	2.75%	3.75%

Level VII	greater than or equal to 7.25:1:00	3.25%	4.25%

; provided, however, that if the U.S. Borrower fails to deliver the financial statements required to be delivered pursuant to Section 10.11(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 10.11(d) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level VII pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level VII (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided, further, that Level VII pricing shall apply at any time when any Specified Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence (other than the second proviso thereof), Level IV pricing shall apply for the period from the Effective Date to but not including the date which is the first Start Date after the Effective Date.

The Applicable Margin for Term Loans shall be the above rates as in effect from time to time plus 0.50% per annum. The Applicable Margin for Canadian Revolving Loans is the Applicable Margin determined above for Base Rate Loans.”

SECTION 1.4.  The definition of “Contingent Obligation” in Section 1.01 of the Credit Agreement is amended by inserting the following phrase immediately following the phrase “in the ordinary course of business” in the first proviso thereof:

“or, for all purposes of this Agreement other than determining compliance with Section 11.02(ii) or computing the Applicable Margin with respect to any Revolving Loan, up to $14,700,000 of obligations consisting of the Leisure Park Guarantee to the extent such obligations are the subject of an undisputed indemnity by Barceló Crestline Corporation in favor of the U.S. Borrower that is backed by an indemnity from Senior Housing Properties Trust (but only for such time as Senior Housing Properties Trust has a long term unsecured non credit-enhanced rating of at least “Ba2” or higher from Moody’s and “BB” or higher from S&P and the beneficiary of the Leisure Park Guarantee is not entitled to demand payment thereunder pursuant to the second paragraph of Section 1 thereof)”

SECTION 1.5.  Section 1.01 of the Credit Agreement is amended by deleting the definitions of “Additional Revolving Loan Commitment”, “Additional Revolving Loan Commitment Agreement”, “Additional Revolving Loan Commitment Date” and “Additional Revolving Loan Lender” and by inserting the following definitions in proper alphabetical order:

““Adjusted Covenant Test Period” shall have the meaning provided in Section 9.05(a).

“Amendment No. 1” shall mean Amendment No. 1, dated as of May 14, 2003, among the U.S. Borrower, the Canadian Revolving Loan Borrowers, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean May 14, 2003.

“Baseline Financial Covenants” shall have the meaning provided in Section 9.05(a).

“Baseline Qualifying Indebtedness” shall mean, as of any determination date, the Qualifying Indebtedness of the U.S. Borrower outstanding as of the end of the U.S. Borrower’s fiscal quarter ending closest to March 30, 2003, as (A) increased to reflect the cumulative accretion after such fiscal quarter of discount securities constituting Qualifying Indebtedness outstanding as of March 30, 2003 and (B) decreased to reflect (i) the cumulative scheduled amortization of such Qualifying Indebtedness after such fiscal quarter and (ii) the cumulative amount of reductions in Qualified Indebtedness actually credited against Net Sale Proceeds pursuant to subclause (y) of Section 5.02(c)(ii)(y)(III) prior to such date.

“Leisure Park Guarantee” shall mean the Guaranty Agreement dated as of December 1, 1997 by HMC in favor of Marine Midland Bank, as trustee, relating to the $14,700,000 Revenue Bonds (Leisure Park Project), Series 1997A.

“Life Safety Expenditures” shall mean, for any time period in which the limitations described in Section 9.05(b) are applicable, any Capital Expenditures that are required by applicable law to be made within such time period or otherwise required in an emergency for the safety of guests or for the prevention of material damage to property, including the removal of Hazardous Materials in compliance with all Environmental Laws.

“Property Level Financial Information” shall mean, for any four week accounting period, a four week statement for Hotel Properties (on a consolidated basis) (including, in the case of Hotel Properties that report results on a calendar month basis, results that were reported during such four week accounting period) in respect of which the U.S. Borrower shall have received reports from the respective management company of such Hotel Properties, including “EBITDA” for such Hotel Properties (determined on a basis consistent with the definition of Consolidated EBITDA hereunder, but excluding any amounts not directly attributable to such Hotel Properties), average daily rates, occupancy rates and revenue per available room, in each case for such accounting period and setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year.

“Qualifying Indebtedness” means, as of any determination date, Indebtedness of the U.S. Borrower under the Senior Note Indenture and any other Secured Indebtedness of the U.S. Borrower or any of its Subsidiaries (other than Indebtedness under the Credit Documents).”

SECTION 1.6.  The definition of “Revolving Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereof the following:

““Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A directly below the column entitled “Revolving Loan Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 2.01(b), 4.02, 5.02 and/or 12 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.14 or 14.03(b). For the avoidance of doubt, any limitations in effect from time to time pursuant to Section 2.01(a)(vii) on amounts available for drawing shall not alter the Revolving Loan Commitment of any Lender.”

SECTION 1.7.  The definition of “Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Maturity Date’ shall mean June 6, 2005.”

SECTION 1.8.  Clause (vii) of the second sentence of Section 2.01(a) of the Credit Agreement is replaced in its entirety with the following:

“(vii)  shall not, in the case of all Revolving Loans, be made at any time, if after giving effect thereto, the Aggregate Revolving Credit Exposure plus the aggregate amount of Term Loans then outstanding would (A) exceed $250,000,000 at any time during the period beginning on the Amendment No. 1 Effective Date and ending on the date the compliance certificate is delivered pursuant to Section 10.11(d) with respect to the fiscal quarter ending closest to September 30, 2003, (B) exceed $300,000,000 so long as the Leverage Ratio is equal to or greater than 5.00:1:00, or (C) exceed $250,000,000 so long as the Leverage Ratio is equal to or greater than 6.75:1:00; provided, however, that the limitations contained in subclauses (B) and (C) of this clause (vii) shall apply only at the time of any Credit Event and in no event shall such limitations require any Borrower to prepay any Loan for which the conditions contained in this clause (vii) were satisfied at the time such Loan was incurred.”

SECTION 1.9.  Section 2.04 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Section 2.04.  Reserved.”

SECTION 1.10.  Section 2.16 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Section 2.16.  Reserved.”

SECTION 1.11.  Sections 5.02(b) and (c) of the Credit Agreement are deleted in their entirety and replaced with the following:

“(b)(1)  During the period beginning on the Amendment No. 1 Effective Date and ending on the date that is five months after the Amendment No. 1 Effective Date, in the event that the aggregate Net Sale Proceeds received by the U.S. Borrower or any of its Subsidiaries from one or more Asset Sales in any period of 12 consecutive months ending during such five month period exceed 1% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the U.S. Borrower and its Subsidiaries has been filed with the SEC or delivered to the Administrative Agent pursuant to Section 10.11), an amount equal to 100% of the Net Sale Proceeds from all Asset Sales effected during such 12 month period shall be applied in accordance with the requirements of Section 5.02(c). Such application shall be made on the date that is 30 days (or, if requested by the U.S. Borrower, at any time prior to 30 days) after the date that the Net Sale Proceeds so received exceeded 1% of Adjusted Total Assets (or an earlier date to the extent required to be so applied pursuant to the terms of any other outstanding Indebtedness or, if an Event of Default exists on the date that the Net Sale Proceeds so received exceeded 1% of Adjusted Total Assets, on such date). In no event shall the aggregate Net Sale Proceeds required to be applied pursuant to this Section 5.02(b)(1) exceed $100,000,000, it being understood that Section 5.02(b)(2) shall govern any amounts in excess of $100,000,000. Net Sale Proceeds applied pursuant to this Section 5.02(b)(1) shall be credited against any Net Sale Proceeds otherwise required to be applied pursuant to Section 5.02(b)(2).

(b)(2)  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, in the event that the aggregate Net Sale Proceeds received by the U.S. Borrower or any of its Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 1% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the U.S. Borrower and its Subsidiaries has been filed with the SEC or delivered to the Administrative Agent pursuant to Section 10.11), an amount equal to 100% of the Net Sale Proceeds from all Asset Sales effected during such 12 month period shall be applied within 364 days following the date that the Net Sale Proceeds so received exceeded 1% of Adjusted Total Assets (or an earlier date to the extent required to be so applied pursuant to the terms of any other outstanding Indebtedness or, if an Event of Default exists on the date that the Net Sale Proceeds so received exceeded 1% of Adjusted Total Assets, on such date) in accordance with the requirements of Section 5.02(c); provided, however, that the Net Sale Proceeds from any such Asset Sales shall not be required to be so applied to the extent that such Net Sale Proceeds shall be used or contractually committed to be used pursuant to a binding agreement (subject only to reasonable, customary closing conditions) (A) to purchase fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the U.S. Borrower will immediately constitute or be part of a Related Business of the U.S. Borrower or such Subsidiary (if it continues to be a Subsidiary of the U.S. Borrower) immediately following such transaction, (B) to make Investments permitted by Section 11 constituting Permitted Mortgage Investments and/or (C) to purchase at least a controlling interest in the capital stock or other equity of a Person engaged in a Related Business, and pursuant to a transaction otherwise permitted under this Agreement (provided that, concurrently with a purchase described in this clause (C), such Person becomes a Subsidiary of the U.S. Borrower), it being understood, however, that (I) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 364 day period (or earlier period, as the case may be) or (II) if all or any portion of such Net Sale Proceeds is contractually committed to be used as provided above within the 364 day period (or earlier period, as the case may be) and is not actually used within an additional 180 day period, such remaining portion (in either case) shall be applied on the last day of the respective period (or, if requested by the U.S. Borrower, at any time prior to the end of such period) in accordance with the requirements of Section 5.02(c); and provided further, that so long as no Specified Default or Event of Default then exists, no application of Net Sale Proceeds shall be required pursuant to this Section 5.02(b)(2) until the date on which the aggregate Net Sale Proceeds not so reinvested within the time periods specified above equals or exceeds $25,000,000.

(c)    Each amount required to be applied pursuant to this clause (c) as a result of the requirements of Section 5.02(b) shall be applied (after any conversion by the respective Borrower of any amounts received in a currency other than Dollars in the case of the U.S. Borrower or Canadian Dollars in the case of the Canadian Revolving Loan Borrowers into Dollars or Canadian Dollars, respectively): unless otherwise directed by the U.S. Borrower, (i) first, to repay the outstanding principal amount of Term Loans, and (ii) second, to the extent in excess thereof, (x) in case of an application of Net Sale Proceeds pursuant to Section 5.02(b)(1), to permanently reduce the Total Revolving Loan Commitment (with any repayments required in connection therewith to be allocated between Dollar Revolving Loans and Canadian Revolving Loans as the relevant Borrowers may elect) and (y) in the case of an application of Net Sale Proceeds pursuant to Section 5.02(b)(2), to be applied in the following order of priority to the extent of such Net Sale Proceeds:

(I)  First, to permanently reduce the Total Revolving Loan Commitment until the Total Revolving Loan Commitment is reduced to $250,000,000 (whether or not any Revolving Loans or Letters of Credit are outstanding) and to repay any outstanding Revolving Loans other than Bankers’ Acceptance Loans by the amount of such reduction if and to the extent such amount is outstanding (such repayment to be allocated between Dollar Revolving Loans and Canadian Revolving Loans as the relevant Borrowers may elect), it being understood that for the purposes of the computations under clause (II) below, to the extent that any reduction of the Total Revolving Loan Commitment pursuant to this clause (I) exceeds the amount of the outstanding Revolving Loans other than Bankers’ Acceptance Loans, such excess shall be deemed to have been credited to the outstanding Letters of Credit and Bankers’ Acceptance Loans, if any;

(II)  Second, if there are Revolving Loans or Letters of Credit outstanding on the last day of the applicable period specified in Section 5.02(b)(2) that were not repaid (or, in the case of outstanding Letters of Credit or Bankers’ Acceptance Loans, not deemed to have been credited with a commitment reduction) pursuant to the foregoing clause (I), (x) to permanently reduce the Total Revolving Loan Commitment by the amount of such outstanding Revolving Loans and Letters of Credit and (y) to repay the outstanding principal amount as of such date of Revolving Loans other than Bankers’ Acceptance Loans (such repayment to be allocated between Dollar Revolving Loans and Canadian Revolving Loans as the relevant Borrowers may elect); and

(III)  Third, to permanently reduce the Total Revolving Loan Commitment by an amount, if any, equal to (x) the amount of Net Sale Proceeds not applied pursuant to the foregoing clauses (I) or (II), or not otherwise applied by the U.S. Borrower to permanently reduce the Total Revolving Loan Commitment within the applicable period minus (y) the amount by which the Qualifying Indebtedness outstanding on the last day of the applicable period specified in Section 5.02(b)(2) is less than the Baseline Qualifying Indebtedness as of such date, and to repay any outstanding Revolving Loans other than Bankers’ Acceptance Loans by the amount of such reduction if and to the extent such amount is outstanding (such repayment to be allocated between Dollar Revolving Loans and Canadian Revolving Loans as the relevant Borrowers may elect).

Notwithstanding anything to the contrary in this Section 5.02(c), so long as the Total Revolving Loan Commitment exceeds the Letter of Credit Outstandings, in no event shall amounts be required to be repaid pursuant to this Section 5.02(c) in respect of outstanding Letters of Credit. All mandatory repayments of Term Loans made pursuant to this Section 5.02(c) shall be applied to reduce the then remaining principal amount of the Term Loan due at the Maturity Date.”

SECTION 1.12.  Section 5.02(g) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(g)    The Total Revolving Loan Commitment shall be reduced permanently (i) on the Conversion Date as set forth in Section 2.01(b) by the amount of the Term Loan made on such date and (ii) on the six month anniversary of the Amendment No. 1 Effective Date, by an amount equal to the greater of (x) zero and (y) $100,000,000 minus the aggregate amount by which the Total Revolving Loan Commitment is actually reduced pursuant to Section 5.02(b) and Section 5.02(c) during the period beginning on the Amendment No. 1 Effective Date and ending immediately prior to such six month anniversary date.”

SECTION 1.13.  Section 5.02(h) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“In addition, each reduction of the Total Revolving Loan Commitment pursuant to this Section 5.02 shall reduce the maximum letter of credit outstandings permitted pursuant to Section 3.02(a)(i) in a proportionate amount such that the maximum letter of credit outstandings shall not exceed 25% of the Total Revolving Loan Commitment in effect at any time.”

SECTION 1.14.  Section 9.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“9.01.  Maximum Leverage Ratio.  Subject to Section 9.05, the U.S. Borrower will not permit the Leverage Ratio (computed for the purposes of this Section 9.01 only, but only through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to December 31, 2004, by reducing Consolidated Total Debt by the amount of unrestricted cash on hand in excess of $100,000,000) at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio

The Amendment No. 1 Effective Date through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to September 30, 2003	7.25:1.00

Period	Ratio

The last day of the U.S. Borrower’s fiscal quarter ending closest to September 30, 2003 through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to September 30, 2004

7.50:1.00

The last day of the U.S. Borrower’s fiscal quarter ending closest to September 30, 2004 through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to December 31, 2004

7.25:1.00

The last day of the U.S. Borrower’s fiscal quarter ending closest to December 31, 2004 through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to March 31, 2005

7.00:1.00

Thereafter	6.75:1.00”

SECTION 1.15.  Section 9.02 of the Credit Agreement is deleted in its entirety and replaced with the following:

“9.02.  Minimum Consolidated Interest Coverage Ratio; Minimum Unsecured Interest Coverage Ratio.    (a) Subject to Section 9.05, the U.S. Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter(s) Ending Closest To	Ratio
June 30, 2003	1.70:1.00

September 30, 2003	1.65:1.00
December 31, 2003
March 31, 2004
June 30, 2004

September 30, 2004	1.70:1.00
December 31, 2004	1.85:1.00
March 31, 2005	1.90:1.00
Each March 31, June 30, September 30 and December 31 thereafter	2.00:1.00

(b)  Subject to Section 9.05, the U.S. Borrower will not permit the Unsecured Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter(s) Ending Closest To	Ratio
June 30, 2003	1.40:1.00

September 30, 2003	1.35:1.00
December 31, 2003
March 31, 2004
June 30, 2004

September 30, 2004	1.40:1.00
December 31, 2004	1.50:1.00
March 31, 2005	1.55:1.00
Each March 31, June 30, September 30 and December 31 thereafter	1.65:1.00”

SECTION 1.16.  Section 9.03 of the Credit Agreement is deleted in its entirety and replaced with the following:

“9.03.  Minimum Consolidated Fixed Charge Coverage Ratio.    Subject to Section 9.05, the U.S. Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending Closest To	Ratio
June 30, 2003	0.95:1.00

September 30, 2003	0.90:1.00
December 31, 2003
March 31, 2004
June 30, 2004

September 30, 2004	1.00:1.00
December 31, 2004
March 31, 2005	1.05:1.00
Each March 31, June 30, September 30 and December 31 thereafter	1.10:1.00”

SECTION 1.17.  A new Section 9.05 is added to the Credit Agreement after Section 9.04 of the Credit Agreement as follows:

“Section 9.05  Limited Adjustments to Baseline Financial Covenants.  (a) Subject to Sections 9.05(b) and 9.05(c), in the event that the U.S. Borrower fails to satisfy one or more of the financial covenants set forth in Sections 9.01, 9.02 and 9.03 (the “Baseline Financial Covenants”) during a Test Period ending at any time (i) on or after the U.S. Borrower’s fiscal quarter ending closest to September 30, 2003 but (ii) on or prior to the U.S. Borrower’s fiscal quarter ending closest to June 30, 2004 (an “Adjusted Covenant Test Period”), the U.S. Borrower shall be deemed not to have defaulted in the performance or the observance of such financial covenant(s) if (1) the Leverage Ratio for such Test Period does not exceed 7.60:1.00; (2) the Consolidated Interest Coverage Ratio for such Test Period is not less than 1.60:1.00; (3) the Unsecured Interest Coverage Ratio for such Test Period is not less than 1.30:1.00; (4) the Consolidated Fixed Charge Coverage Ratio for such Test Period is not less than 0.85:1.00; (5) the U.S. Borrower provides, together with the certificate required by Section 10.11(d) for the Adjusted Covenant Test Period, (I) financial projections demonstrating that the U.S. Borrower expects to be in compliance with the Baseline Financial Covenants as of the end of the Test Period next following such Adjusted Covenant Test Period, (II) a certificate of an Authorized Financial Officer of the U.S. Borrower certifying that, to the best of such officer’s knowledge after due inquiry, such projections were prepared in good faith based on reasonable assumptions and (III) in the event that any Loans or any Letters of Credit are outstanding at such time, Property Level Financial Information for the two most recently ended four week accounting periods that ended not later than 30 days prior to the date that the certificate required by Section 10.11(d) for the Adjusted Covenant Test Period is delivered; and (6) a failure to comply with the Baseline Financial Covenants shall not have occurred for any prior Test Period.

(b)  In addition to any other covenants or restrictions contained in this Agreement, during the period beginning with the fiscal quarter immediately following an Adjusted Covenant Test Period and ending on the date that the compliance certificate is delivered pursuant to Section 10.11(d) with respect to such fiscal quarter demonstrating that the U.S. Borrower is in compliance with the Baseline Financial Covenants as at the end of fiscal quarter following the Adjusted Covenant Test Period, (A) no Borrower shall borrow, and the Lenders shall have no obligation to make, any Loans under this Agreement (it being understood that this Section 9.05(b)(A) shall not require the prepayment of any previously outstanding Loans); provided, however, that, subject to the other terms and conditions set forth in this Agreement, the U.S. Borrower may borrow, and the Lenders shall be obligated to make Loans, during the 6 month period following the Amendment No. 1 Effective Date at any time within 30 days after the receipt by U.S. Borrower or its Subsidiaries of Net Sale Proceeds from any Asset Sale in an amount not to exceed the lesser of $100,000,000 or the amount of such Net Sale Proceeds, provided that any such Borrowings shall be repaid within such 30 day period, (B) no Borrower shall be entitled to obtain the issuance of a

Letter of Credit under this Agreement and no Issuing Bank shall have any obligation to issue any Letter of Credit hereunder and (C) so long as any Loans or any Letters of Credit are outstanding, notwithstanding any provisions of Sections 11.02, 11.10, 11.11 or 11.12 to the contrary, the U.S. Borrower shall not, and shall not permit any of its Subsidiaries to do the following:

(i)  Incur any Indebtedness (as such terms are defined in the Senior Note Indenture as in effect on the Amendment No. 1 Effective Date) other than Indebtedness permitted by Sections 4.7(d)(ii), 4.7(d)(iii), 4.7(d)(iv), 4.7(d)(vi) or 4.7(d)(vii) of the Senior Note Indenture as in effect on the Amendment No. 1 Effective Date (other than borrowings permitted pursuant to clause (A) of this Section 9.05(b));

(ii)  authorize, declare or pay any Dividends otherwise permitted under Sections 11.11(iii), 11.11(iv), 11.11(v) or 11.11(vi), except that so long as no Specified Default or Event of Default then exists or would result therefrom, the U.S. Borrower may pay cash Dividends (which may be based on estimates) to HMC and all other holders of OP Units generally so long as the proceeds therefrom are promptly used by HMC to (x) make payments to the extent necessary for HMC to distribute to the shareholders of HMC generally the minimum amount necessary for HMC to maintain its tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of HMC making the election provided for therein, (y) make Permitted Tax Payments at the time and to the extent actually due and payable (but without duplication of any of the tax payments permitted to be made pursuant to clause (x) above to satisfy the distribution required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto)) and (z) pay any general corporate and other overhead expenses and liabilities incurred by HMC to the extent not otherwise prohibited by this Agreement;

(iii)  (x) make any Investment otherwise permitted under Section 11.10(iii) if, after giving effect thereto, the aggregate amount of Investments made pursuant to Section 11.10(iii) during such period would exceed $12,500,000 or (y) make any Investment otherwise permitted under Section 11.10(iv) if, after giving effect thereto, the aggregate amount of Investments made pursuant to Section 11.10(iv) during such period would exceed $25,000,000, in each case calculated on a net basis in the manner specified in Section 11.10(iii) and Section 11.10(iv), respectively; or

(iv)  make any Capital Expenditure otherwise permitted under Section 11.12(iv) if, after giving effect thereto, the aggregate amount of all Capital Expenditures (other than Life Safety Expenditures) made pursuant to Section 11.12(iv) during the fiscal quarter in which such Capital Expenditures are made would exceed the sum of (x) $2,500,000, plus(y) the amount set forth on Schedule I to Amendment No. 1 corresponding to such fiscal quarter (or, in the case that the restrictions set forth in this Section 9.05(b) are applicable to the second or third fiscal quarter following the Adjusted Covenant Test Period, such scheduled amount prorated by the number of days of such fiscal quarter in which the restrictions set forth in this Section 9.05(b) are applicable) plus (z) the amounts specified on Schedule I to Amendment No. 1 corresponding to each fiscal quarter prior to such fiscal quarter to the extent such amounts have not previously been spent in such prior fiscal quarters;

(c)  During the period beginning with the fiscal quarter immediately following an Adjusted Covenant Test Period and ending on the date that the compliance certificate is delivered pursuant to Section 10.11(d) with respect to such fiscal quarter, for purposes of any covenants in this Agreement for which compliance is determined with reference to calculations of the financial covenants set forth in Sections 9.01, 9.02 or 9.03, the applicable covenant levels shall, in lieu of the Baseline Financial Covenants, be as set forth in Section 9.05(a).

(d)  During the fiscal quarter immediately following the Adjusted Covenant Test Period until the day immediately prior to the last day of such fiscal quarter, the maximum Leverage Ratio applicable pursuant to Section 9.01 shall be 7.60:1.00.

(e)  During the period beginning with the fiscal quarter immediately following an Adjusted Covenant Test Period and ending on the date that the compliance certificate is delivered pursuant to Section 10.11(d) with respect to such fiscal quarter, the Applicable Margin for such period shall be computed based on the Leverage Ratio existing on the Test Date immediately preceding such period. To the extent that such computation would result in additional interest during such period not otherwise payable, then notwithstanding the terms of Section 2.09(f), such additional interest shall be due and payable on the first Business Day following the earlier of the date on which the compliance certificate is delivered pursuant to Section 10.11(d) with respect to the Adjusted Covenant Test Period or the date on which such certificate is actually due.”

SECTION 1.18.  Clause (iv) of Section 14.11(a)(1) of the Credit Agreement is amended by deleting the following from the parenthetical: “, the transactions contemplated by the Additional Revolving Loan Commitment may be consummated as expressly provided in this Agreement and with the consent of the Required Lenders,”.

ARTICLE II.

CONDITIONS TO EFFECTIVENESS; FEES

SECTION 2.1.  Conditions.  This Amendment shall be and become effective on the date (the “Amendment No. 1 Effective Date”) when all of the following shall have occurred:

(a)  the Administrative Agent shall have received counterparts of this Amendment, duly executed by and delivered on behalf of the Borrowers and the Required Lenders; and

(b)  the representations and warranties set forth in Section 3.1 shall be true and correct in all material respects.

SECTION 2.2.  Fees.

On the Amendment No. 1 Effective Date, the U.S. Borrower agrees to pay to each Lender consenting to this Amendment on or before 12:00 p.m., New York time on the Amendment No. 1 Effective Date, an amendment fee equal to .25% of the Revolving Loan Commitment of such Lender (the “Amendment Fee”). The U.S. Borrower shall pay the Amendment Fee to the Administrative Agent on the Amendment No. 1 Effective Date for the benefit of such consenting Lenders. Failure to pay the Amendment Fee by such date will revoke the effectiveness of this Amendment.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender, as of the Amendment No. 1 Effective Date, as follows:

(a)  no Default or Event of Default has occurred and is continuing; and

(b)  this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(c)  the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as though made on the Amendment No. 1 Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1.  Full Force and Effect; Limited Amendment and Waiver.  Except as expressly modified hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Credit Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or waived herein and shall not be deemed to be an amendment to, consent to, waiver of or modification of any other term or provision of the Credit Agreement or any other Credit Document or of any transaction or further or future action which would require the consent of the Lenders under the Credit Agreement.

SECTION 4.2.  Release of Claims and Waiver.  Each Borrower hereby releases, remises, acquits and forever discharges each Lender and the Administrative Agent and each of their employees, agents, representative, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to the Credit Agreement or the other Credit Documents (collectively, the “Released Matters”). Each Borrower hereby acknowledges that the agreements in this Section 4.2 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower hereby represents and warrants to each Lender and the Administrative Agent that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 4.3.  Credit Document Pursuant to Credit Agreement.  This Amendment is executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the Amendment No. 1 Effective Date, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

SECTION 4.4.  Fees and Expenses.  The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, whether or not this Amendment becomes effective.

SECTION 4.5.  Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.6.  Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 4.7.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 4.8.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.9.  Severability.  Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 4.10.  GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

HOST MARRIOTT, L.P.

By:	Host Marriott Corporation, its General Partner

By:	/s/ JOHN A. CARNELLA
Name: John A. Carnella Title: Senior Vice President

CALGARY CHARLOTTE PARTNERSHIP

By: HMC Charlotte (Calgary) Company and HMC Grace (Calgary) Company, its General Partners

HMC TORONTO AIR COMPANY
HMC TORONTO EC COMPANY
HMC AP CANADA COMPANY

By:	/s/ JOHN A. CARNELLA
Name: John A. Carnella Title: Vice President

Amendment No. 1 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:	/s/ LINDA WANG
Name: Linda Wang
Title: Vice President

Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ LESA J. BUTLER
Name: Lesa J. Butler
Title: Principal

Amendment No. 1 to Credit Agreement

CITICORP REAL ESTATE, INC.

By:	/s/ MICHAEL S. CHLOPAK
Name: Michael S. Chlopak
Title: Vice President

Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ CHRISTOPHER J. JORDAN
Name: Christopher J. Jordan
Title: Executive Vice President

Amendment No. 1 to Credit Agreement

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ JAN HAZELTON
Name: Jan Hazelton
Title: Vice President

Amendment No. 1 to Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ BRUCE G. FERGUSON
Name: Bruce G. Ferguson
Title: Managing Director

Amendment No. 1 to Credit Agreement

SOCIETE GENERALE

By:	/s/ CARINA T. HUYNH
Name: Carina T. Huynh
Title: Vice President

Amendment No. 1 to Credit Agreement

FLEET NATIONAL BANK

By:	/s/ GEORGE A. OIANUGA
Name: George A. Oianuga
Title: Vice President

Amendment No. 1 to Credit Agreement

THE BANK OF NEW YORK

By:	/s/ DAVID V. FOWLER
Name: David V. Fowler
Title: Vice President

Amendment No. 1 to Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ STEPHEN B. KING
Name: Stephen B. King
Title: Authorized Signatory

Amendment No. 1 to Credit Agreement

THE INTERNATIONAL COMMERCIAL BANK OF CHINA, NEW YORK AGENT

By:	/s/ WEN HUI WANG
Name: Wen Hui Wang
Title: Deputy General Manager

Amendment No. 1 to Credit Agreement

11

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ STEPHANIE VALLILLO
Name: Stephanie Vallillo
Title: Vice President

Amendment No. 1 to Credit Agreement

UBS AG, STAMFORD BRANCH

By:	/s/ ULRICH BOLLIGER
Name: Ulrich Bolliger
Title: Associate Director

By:	/s/ WILFRED V. SAINT
Name: Wilfred V. Saint
Title: Associate Director

Amendment No. 1 to Credit Agreement

BANK LEUMI USA

By:	/s/ CHARLES C. D’AMICO
Name: Charles C. D’Amico
Title: Vice President

Amendment No. 1 to Credit Agreement

DEUTSCHE BANK AG CANADA BRANCH

By:	/s/ ANDREW TRICKETT
Name: Andrew Trickett
Title: Vice President

DEUTSCHE BANK AG CANADA BRANCH

By:	/s/ JOHN MAYNARD
Name: John Maynard
Title: Chief Financial Officer

Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A. (CANADA BRANCH)

By:	/s/ MEDINA SALES DE ANDRADE
Name: Medina Sales de Andrade
Title: Assistant Vice President

Amendment No. 1 to Credit Agreement

CITIBANK, N.A., CANADIAN BRANCH

By:	/s/ ADAM SHEPHERD
Name: Adam Shepherd
Title: Authorized Signer

Amendment No. 1 to Credit Agreement

UBS BANK (CANADA)

By:	/s/ AMY FUNG
Name: Amy Fung
Title: Associate Director

By:	/s/ ALLAN LIM
Name: Allan Lim
Title: Associate Director
Financial Control

Amendment No. 1 to Credit Agreement

SOCIETE GENERALE (CANADA)

By:	/s/ CYNTHIA HANSEN
Name: Cynthia Hansen
Title: Director, Corporate and Credit Group

By:	/s/ DILETTA PRANDO
Name: Diletta Prando
Title: Director, Legal Affairs
Assistant Secretary

Amendment No. 1 to Credit Agreement

ERSTE BANK NEW YORK BRANCH

By:	/s/ GREGORY T. APTMAN
Name: Gregory T. Aptman
Title: Vice President

By:	/s/ BRYAN LYNCH
Name: Bryan Lynch
Title: First Vice President

Amendment No. 1 to Credit Agreement

Schedule I

Permitted Capital Expenditures

(in thousands)

Year	2003	2004

Quarter	Q2 Q3 Q4	Q1 Q2 Q3

Total CapEx	$2,000* $3,000* $3,888	$8,769 $8,769 $7,769

*        Amounts refer only to Capital Expenditures made in connection with the expansion of the Marriott Hotel located in Memphis, Tennessee. Any amounts not spent in the indicated fiscal quarter may be carried forward to future fiscal quarters but may only be spent in connection with such expansion.